EXHIBIT 99.1

NEWS RELEASE

DATE:              January 25, 2005

RELEASE DATE:      Immediate

SUMMIT FINANCIAL CORPORATION REPORTS
36% INCREASE IN FOURTH QUARTER EARNINGS
AND RECORD RESULTS FOR 2004

GREENVILLE, SC -- Summit Financial Corporation (NASDAQ/Small Cap: SUMM) today announced a 36% increase in quarterly earnings to $1.2 million, or $0.24 per diluted share, for the fourth quarter of 2004. For the year ended December 31, 2004, record net income of $4.4 million, or $0.90 per diluted share, was reported. This marks the ninth consecutive year of record earnings for Summit. The 2004 results represent a 17% increase over net income of $3.8 million or $0.79 per diluted share for the year ended 2003. Profitability measures increased significantly during the year with return on assets and return on equity increasing from 1.18% and 12.46%, respectively for the year ended December 31, 2003 to 1.36% and 12.81%, respectively, for the year ended December 31, 2004.

The following were primary factors in the increased earnings for both the fourth quarter and the year ended December 31, 2004:

•	Higher net interest income related to the reduced cost of funds;
•	Lower provision for loan losses resulting from the overall improvement in credit quality of the loan portfolio and lower net loan growth in 2004 as compared to the prior year; and,
•	Lower overhead expenses related primarily to reductions in advertising and consultant expenses, and a FHLB prepayment penalty incurred in 2003.

These improvements are offset somewhat by the reduction in noninterest income resulting primarily from less mortgage loan referral fees as the refinancing boom has slowed, and lower gains on sales of securities for 2004 due to a smaller volume of transactions and changes in market interest rates.

At December 31, 2004, assets totaled $320.9 million, down 7% from $343.9 million at the prior year end. Gross loans increased 5% during the year to total $242.5 million at December 31, 2004, while investments, the second largest component of earning assets, decreased 34% from the prior year end to total $59.8 million. The realignment of the balance sheet, resulting in the reduction of investment securities and higher priced deposits and FHLB advances, has decreased the Company’s exposure to interest rate risk and contributed to the increase in net interest income for 2004.

    The Company has continued its diligent focus on maintaining a quality loan portfolio and improving the level of classified and nonperforming loans. Summit National Bank reported net recoveries of previously charged-off loans of ($87,000), while consolidated net charge-offs, which includes Freedom Finance, Inc., for the year were $224,000 or 0.10% of average loans. This is compared to consolidated net charge-offs of $718,000 or 0.32% of average loans for 2003. Included in nonperforming assets at December 31, 2004 are loans past due in excess of 90 days of $156,000, nonaccrual loans of $531,000, and other real estate owned of $217,000. The allowance for loan losses was 1.51% of gross loans at the 2004 year end, compared to 1.48% for the prior year end.

    Summit Financial Corporation stock ended the year at $21.35 per share which represents a 19% increase during 2004. The Company ended 2004 with total equity of $37.3 million, a 16% increase from the prior year end. This represents a total risk-based capital ratio of 15.3% at December 31, 2004. Book value per share was up 10% from December 31, 2003 to end the year at $8.25.

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SUMMIT FINANCIAL CORPORATION AND SUBSIDIARIES
FINANCIAL HIGHLIGHTS
($ in thousands, except share data) (unaudited)

			% Change
	12/31/2004	12/31/2003	2004/2003
Balance Sheet (at period end)
Cash and due from banks	$6,548	$9,854	(34%)
Interest-bearing bank balances	147	341	(57%)
Federal funds sold	218	201	8%
Investments available for sale	59,838	90,887	(34%)
Loans, net of unearned income	242,460	231,802	5%
Less: allowance for loan losses	(3,649)	(3,437)	6%
Net loans	238,811	228,365	5%
Premises and equipment, net	4,805	4,070	18%
Other assets	10,571	10,203	4%
	$320,938	$343,921	(7%)

Noninterest-bearing deposits	$36,897	$37,037	-
Interest-bearing deposits	194,821	219,975	(11%)
Total deposits	231,718	257,012	(10%)
FHLB advances	50,134	52,317	(4%)
Other liabilities	1,821	2,387	(24%)
Total liabilities	283,673	311,716	(9%)
Shareholders' equity	37,265	32,205	16%
	$320,938	$343,921	(7%)

Capital Ratios (at period end)
Total risk-based capital ratio	15.27%	13.75%	11%
Tier 1 risk-based capital ratio	14.02%	12.50%	12%
Leverage ratio	11.39%	9.92%	15%

Selected Average Balances (year-to-date)
Total assets	$326,519	$322,766	1%
Loans, net of unearned income	232,301	223,365	4%
Investment securities	68,467	74,661	(8%)
Total earning assets	310,053	307,234	1%
Interest-bearing liabilities	253,762	257,733	(2%)
Total deposits	238,848	244,180	(2%)
Shareholders' equity	34,651	30,558	13%

Share Data (at period end)
Book value per common share	$8.25	$7.47	10%
Shares outstanding	4,515,553	4,312,925	5%

Stock performance (at period end)
Closing market price	$21.35	$18.00	19%
Shares traded - year to date	246,198	463,061	(47%)
Price/book ratio	2.59	2.41	7%
Price/earnings ratio (diluted earnings per share)	23.7	22.8	4%
Market capitalization	$96,407	$77,633	24%

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SUMMIT FINANCIAL CORPORATION AND SUBSIDIARIES
FINANCIAL HIGHLIGHTS
($ in thousands, except per share data) (unaudited)

	For the Three Months Ended		%
	12/31/2004	12/31/2003	Change
Income Statement
Interest income	$4,619	$4,412	5%
Interest expense	1,173	1,218	(4%)
Net interest income	3,446	3,194	8%
Provision for loan losses	243	284	(14%)
Net interest income after provision for loan losses	3,203	2,910	10%
Noninterest income:
Service charges on deposit accounts	103	133	(23%)
Insurance sales commissions	207	105	97%
Gain on sale of securities	17	-	100%
Other income	222	318	(30%)
Total noninterest income	549	556	(1%)
Noninterest expenses:
Salaries, wages and benefits	1,326	1,336	(1%)
Occupancy	182	166	10%
Furniture, fixtures and equipment	135	163	(17%)
Other operating expenses	399	520	(23%)
Total noninterest expenses	2,042	2,185	(7%)
Income before income taxes	1,710	1,281	33%
Income tax expense	526	412	28%
Net income	$1,184	$869	36%

Net income per common share:
Basic	$0.26	$0.20	30%
Diluted	0.24	0.18	33%
Average common shares outstanding:
Basic	4,476,000	4,296,000	4%
Diluted	4,952,000	4,899,000	1%

Performance ratios
Return on average assets	1.47%	1.02%	44%
Return on average equity	12.76%	10.94%	17%
Net interest margin	4.68%	4.10%	14%
Net charge-offs to average loans	0.18%	0.64%	(72%)

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SUMMIT FINANCIAL CORPORATION AND SUBSIDIARIES
FINANCIAL HIGHLIGHTS
($ in thousands, except per share data) (unaudited)

	For the Years Ended		%
	12/31/2004	12/31/2003	Change
Income Statement
Interest income	$17,542	$17,445	1%
Interest expense	4,590	5,156	(11%)
Net interest income	12,952	12,289	5%
Provision for loan losses	436	786	(45%)
Net interest income after provision for loan losses	12,516	11,503	9%
Noninterest income:
Service charges on deposit accounts	480	550	(13%)
Insurance sales commissions	588	438	34%
Gain on sale of securities	83	367	(77%)
Other income	1,165	1,575	(26%)
Total noninterest income	2,316	2,930	(21%)
Noninterest expenses:
Salaries, wages and benefits	5,370	5,213	3%
Occupancy	682	666	2%
Furniture, fixtures and equipment	608	647	(6%)
Other operating expenses	1,774	2,346	(24%)
Total noninterest expenses	8,434	8,872	(5%)
Income before income taxes	6,398	5,561	15%
Income tax expense	1,959	1,754	12%
Net income	$4,439	$3,807	17%

Net income per common share:
Basic	$1.00	$0.89	12%
Diluted	0.90	0.79	14%
Cash dividends declared per common share	0.15	0.10	50%
Average common shares outstanding:
Basic	4,419,000	4,256,000	4%
Diluted	4,924,000	4,842,000	2%

Performance ratios
Return on average assets	1.36%	1.18%	15%
Return on average equity	12.81%	12.46%	3%
Net interest margin	4.33%	4.14%	5%
Net charge-offs to average loans	0.10%	0.32%	(69%)
Nonperforming assets to loans plus OREO, at period end	0.37%	0.38%	(3%)
Allowance for loan losses to gross loans, at period end	1.51%	1.48%	2%

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Summit Financial Corporation, www.summit-bank.com, headquartered in Greenville, SC, is the parent holding company for Summit National Bank and Freedom Finance, Inc., a consumer finance company. Summit National Bank provides a full range of banking services designed to meet substantially all of the financial needs of its customers from its four full-service branches in the Upstate of South Carolina. Through its subsidiary, Summit Investment Services, Inc., Summit provides nondeposit investments and financial management services. Freedom Finance specializes in making small dollar installment loans to individuals from 11 branch locations throughout South Carolina.

Certain matters set forth in this news release may contain forward-looking statements that are provided to assist in the understanding of anticipated future financial performance. However, such performance involves risks and uncertainties that may cause actual results to differ materially from those in such statements. For discussion of certain factors that may cause such forward-looking statements to differ materially from the Company's actual results, see the Company's Annual Report on Form 10-K for the year ended December 31, 2003 and the Quarterly Report on Form 10-Q for the period ended September 30, 2004.

CONTACTS:
J. Randolph Potter, President & CEO, (864) 240-5886
Blaise B. Bettendorf, Chief Financial Officer, (864) 240-5890

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